                                                                     EXHIBIT 3.1

                               STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE

                              --------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "HANDSPRING, INC. (DELAWARE)", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF MARCH, A.D. 2000 AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.


                                     [SEAL]
                      GREAT SEAL OF THE STATE OF DELAWARE

                               1793 - 1847 - 1907





                                 [SEAL]           /s/ EDWARD J. FREEL
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

3186524 8100                                 AUTHENTICATION:             0341509

001153001                                              DATE:            03-27-00

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 ON 03/27/2000
                                                             001153001 - 3186524

                          CERTIFICATE OF INCORPORATION

                                       OF

                          HANDSPRING, INC. (DELAWARE)

                                   ARTICLE I

     The name of the corporation is Handspring, Inc. (Delaware)

                                   ARTICLE II

     The address of the registered office of the corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of its registered agent at that address is Incorporating Services, Ltd.

                                  ARTICLE III

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     The total number of shares of stock which the corporation has authority to issue is One Thousand (1,000) shares, all of which shall be Common Stock, par value $0.001 per share.

                                   ARTICLE V

     The Board of Directors of the corporation shall have the power to adopt, amend or repeal the Bylaws of the corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal provisions of the Bylaws adopted by the Board of Directors.

                                   ARTICLE VI

     The election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                  ARTICLE VII

     To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

                                  ARTICLE VIII

     The name and mailing address of the incorporator is Benjamin Hadary, c/o Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306.

     The undersigned incorporator hereby acknowledges that the foregoing certificate is his act and deed and that the facts stated herein are true.

Dated: March 27, 2000


                                   /s/  BENJAMIN HADARY
                                   ----------------------------------
                                   Benjamin Hadary, Incorporator







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